Exhibit 23.1

INDEPENDENT AUDITORS’ CONSENT

The Board of Directors
Doane Pet Care Company:

We consent to the incorporation by reference in the registration statements (Nos. 333-43643 and 333-70759) on Form S-3 and in the registration statements (Nos. 333-104767, 333-104767-01 and 333-104767-02) on Form S-2 of Doane Pet Care Company of our report dated February 25, 2004, except as to Note 6, which is as of March 9, 2004, with respect to the consolidated financial statements of Doane Pet Care Company and Subsidiaries as of December 28, 2002 and January 3, 2004 and the related consolidated statements of operations, stockholder’s equity and comprehensive income (loss), and cash flows for each of the years in the three-year period ended January 3, 2004, which report is included in the Annual Report of Doane Pet Care Company on Form 10-K for the year ended January 3, 2004. Our report refers to a change in accounting for goodwill and other intangible assets in fiscal 2002.

/s/ KPMG LLP

Nashville, Tennessee
March 9, 2004